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                                                                    EXHIBIT 32.1


CERTIFICATION OF CEO AND CFO
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of I-Sector Corporation (the "Company") on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
H. Long, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

          2.   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.

                                          I-Sector Corporation.


Dated:  March 11, 2004                           /s/ James H. Long
                                          --------------------------------------
                                          James H. Long, Chief Executive
                                          Officer, Chief Financial Officer and
                                          Chairman of the Board